UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 21, 2014

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6698-3166

Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2014, Guiyang Dalin Biotechnology Co., Ltd. (“Guiyang Dalin”), a majority shareholder of Guizhou Taibang Biological Products Co., Ltd. (“Guizhou Taibang”) and a wholly-owned subsidiary of China Biologic Products, Inc. (the “Company”), entered into (i) a registered equity purchase agreement, (ii) an equity exchange agreement and (iii) an unregistered equity purchase agreement (collectively, the “Transaction Documents”) with Guizhou Eakan Pharmaceutical Co., Ltd. (“Guizhou Eakan”), a minority shareholder of Guizhou Taibang. Pursuant to the Transaction Documents, Guiyang Dalin agreed to acquire Guizhou Eakan’s entire 19.84% equity interest (including 19% registered equity interest and 0.84% unregistered equity interest) in Guizhou Taibang for a total consideration of RMB535,000,000. The consideration for the 19% registered equity interest is RMB517,102,000, consisting of (i) RMB462,000,000 in equity exchange which will be satisfied through the transfer of Guiyang Dalin’s 100% equity interest in its wholly-owned subsidiary Shanghai Qiansen Investment Managing Co., Ltd. with a paid-in capital of the same amount to Guizhou Eakan and (ii) RMB55,102,000 in cash payment as compensation for Guizhou Eakan’s share of the accrued distributable profits in Guizhou Taibang. The consideration for the 0.84% unregistered equity interest is RMB17,898,000 in cash payment, which was the amount of capital contribution made by Guizhou Eakan for the pending increase of the registered capital of Guizhou Taibang in 2013. Upon the completion of the transactions contemplated by the Transaction Documents, Guiyang Dalin will increase its equity stake in Guizhou Taibang from 56.39% (including 54% registered equity interest and 2.39% unregistered equity interest) to 76.23% (including 73% registered equity interest and 3.23% unregistered equity interest). The unregistered equity interest is due to the ongoing litigation with Guizhou Jie’an Investment Co., Ltd., a minority shareholder of Guizhou Taibang, over the validity of Guizhou Taibang’s shareholder resolutions dated November 13, 2013 (the “Disputed Resolutions”), which has delayed the registration of the increased registered capital of Guizhou Taibang as contemplated in the Disputed Resolutions. The Disputed Resolutions approved, among others, the issuance of additional equity interests to existing shareholders in exchange of additional capital contributions from such existing shareholders. For more information on the Disputed Resolutions and the unregistered equity interests in Guizhou Taibang, please see “Part II—Item 1—Legal Proceedings” in our quarterly report on Form 10-Q for the six months ended June 30, 2014 as filed with the Securities and Exchange Commission on August 5, 2014.

The Company currently expects to complete the transactions contemplated by the Transaction Documents in September 2014, subject to the satisfaction of customary closing conditions, including, among others, completing the registration of the equity transfers with the relevant authorities. The Transaction Documents also contain certain termination rights for Guiyang Dalin and/or Guizhou Eakan, which are summarized in more detail in the exhibits to this current report.

The foregoing summary of the Transaction Documents is qualified in its entirety by reference to the summary translations of these agreements, which are included as exhibits to this current report and incorporated herein by reference. The Transaction Documents between Guiyang Dalin and Guizhou Eakan, two companies incorporated in China, are prepared and executed in Chinese.

Item 8.01 Other Events.

On August 25, 2014, the Company issued a press release announcing the entry into the Transaction Documents. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Summary translation of registered equity purchase agreement dated August 21, 2014 made by and between Guiyang Dalin and Guizhou Eakan
10.2	Summary translation of equity exchange agreement dated August 21, 2014 made by and between Guiyang Dalin and Guizhou Eakan
10.3	Summary translation of unregistered equity purchase agreement dated August 21, 2014 made by and between Guiyang Dalin and Guizhou Eakan
99.1	Press release issued by the Company dated August 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2014	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao Chief Executive Officer